February 2, 2009

Mr. William Burnham Chairman of the Board Trudy Corporation 353 Main Avenue Norwalk, Connecticut 06851

Re:  Asset Acquisition of Trudy Corporation

Dear Mr. Burnham:

The purpose of this Letter of Intent (“LOI” or “Agreement”) is to set forth certain nonbinding understandings and certain binding agreements with respect to the proposal by PCS Edventures!.com, Inc., an Idaho corporation located at 345 Bobwhite Court, Suite 200, Boise, Idaho, USA  83706 (“PCS”), to acquire substantially all of the assets of Trudy Corporation, a Delaware corporation doing business as Soundprints and Studio Mouse and located at 353 Main Avenue, Norwalk, Connecticut, 06851 (the “Company”).  The parties to this LOI include PCS, Company, the Company’s principal shareholders who control a majority of the Company’s voting securities as set forth on the signature page (“Shareholders”), and William W. Burnham (“Burnham”).

Except as otherwise specifically set forth herein regarding nonbinding and nonenforceable provisions, by signing this LOI, PCS, the Company, the Shareholders and Burnham agree that the following provisions of this LOI will constitute a legally binding and enforceable agreement among them, subject to the satisfactory completion of PCS’s due diligence investigation to PCS’s sole satisfaction and the other conditions herein set forth.  In consideration of the significant expenses that the parties will incur in connection with the acquisition of the Company by PCS and the mutual undertakings described herein, PCS, the Company, the Shareholders and Burnham agree as follows:

            A.        Structure of the Transaction

.  PCS, or a wholly-owned subsidiary of PCS (“Transaction Sub”), shall acquire substantially all of the assets of the Company  in exchange for common stock of PCS (“PCS Stock”).

February 2, 2009

B.

Asset Purchase Agreement.

The acquisition transaction (“Transaction”) will be based on the terms and subject to the conditions to be set forth in a legally binding written asset purchase agreement among PCS, Company, and Shareholders (“Definitive Agreement”).  While this LOI is not a complete statement of all terms and conditions of the Transaction, the Definitive Agreement shall contain (except as may otherwise be mutually agreed)  the terms and conditions set forth in this LOI.  Except with respect to  noncompetition and nonsolicitation representations, warranties and covenants, the Definitive Agreement shall include (without limitation) customary representations and warranties of the Company only, and not of the Shareholders or any other person, regarding (i)  financial statements, (ii) due authorization, (iii) third party consents, (iv) non-litigation, (v) non-default, (vi) material contracts, (vii) tax (federal, state, local, sales, excise, employment, etc.), (viii) intellectual property, (ix) clear title to assets, (x) liability and debt, (xi) employment, (xii) employment benefits and ERISA, (xiii) environmental, (xiv) federal and state securities law compliance, (xv) product liability, (xvi) insurance, (xvii) material adverse change.  The Definitive Agreement, and any representations and warranties set forth therein, shall be subject to satisfactory results of PCS’s due diligence investigation, approval of all necessary and related documents and agreements, consent or approval by all appropriate entities and persons (including without limitation) lessors, licensors, governmental entities, the Company’s board of directors and shareholders, the Independent Committee of the Company’s board of directors as to matters within its purview, and PCS’s board of directors, and compliance with applicable federal and state securities laws. The Definitive Agreement shall also include such other representations, warranties, covenants, conditions and indemnities as the parties shall negotiate and agree.

C.

Closing

.  The closing of the Transaction (“Closing”) will be subject to the usual and customary conditions and requirements, including (without limitation) execution and delivery of appropriate closing certificates, assignments and licenses, and delivery of a legal opinion of counsel to the Company and the Shareholders covering such matters as such counsel, the Company, the Shareholders, and PCS shall mutually agree.

D.

Good Faith Negotiations

.  Subject to the terms of this LOI, PCS, Company, Shareholders, and Burnham shall negotiate in good faith and use their respective best efforts to agree upon the terms and conditions of the Definitive Agreement for the Transaction at the earliest practicable time.

E.

PCS Stock

.  The PCS Stock will be registered under the Securities Act of 1933 (“1933 Act”).  In connection with the Transaction, PCS and the Company shall comply with all applicable federal and state securities laws, including (without limitation) filing of a Form S-4 with the Securities and Exchange Commission to register sufficient PCS Stock for the consummation of

February 2, 2009

the Transaction and a proxy statement (or information statement, as appropriate) for delivery to the Company’s shareholders.

F.

Asset Acquisition

1.

Purchase Price

.

(i)

The purchase price for substantially all of the assets of the Company is $2,000,000 (“Purchase Price”), payable in shares of PCS Stock as provided below and subject to adjustment as provided herein.

(ii)

In determining the Purchase Price, PCS has relied on the March 31, 2008 fiscal year end financial statements of the Company and the financial statements for the quarter ended September 30, 2008 (“Financial Statements”).  Company represents and warrants to PCS that the Financial Statements (i) have been prepared in accordance with generally accepted accounting principles (“GAAP”) consistently applied and (ii) fairly present Company’s financial condition as of the respective dates thereof and the results of its operations for the respective periods then ended.

(iii)

The Purchase Price shall be paid in the form of PCS Stock and disbursed at Closing as follows:  The number of shares of PCS Stock to be issued at Closing to the Company (subject to the Holdback, as provided below) shall equal (a) the Purchase Price of $2,000,000 divided by (b) the average per share price of the PCS Stock as listed on the NASD OTC Bulletin Board over the ten business day period immediately prior to Closing; provided, however, that the divisor shall be no lower than $0.90 per share, in which case the maximum number of shares of PCS Stock to be distributed to the Company at Closing would equal 2,222,222 shares of PCS Stock.

(iv)

The consideration being paid by PCS for the Company is subject to the approval of the Independent Committee of the Company’s board of directors as to matters within its purview, including, without limitation, its approval of the consideration being paid by PCS representing fair value for the Company.  The Company shall seek to obtain the Independent Committee’s approval of the Transaction as soon as possible upon execution of this Letter of Intent.

2.

Tangible and Intangible Assets to be Acquired

.  The assets to be acquired by PCS at Closing (“Assets”) include all tangible and intangible assets useable, used, or utilized in the operation of the Company.  Unless otherwise specifically excluded by mutual agreement and set forth in the Definitive Agreement, the Assets include (without limitation) all:

February 2, 2009

•

Tangible business property, including all accounts receivable; royalties; commissions receivable; investments; deposits (including all security deposits); prepaid accounts related to utilities, insurance, advertising, marketing and similar operating expenses; inventory (including all merchandise and supplies); work in progress; office and warehouse equipment, machinery, and vehicles; computer software and hardware; furnishings, furniture and moveable fixtures; trade show equipment; and business and customer records;

•

Cash and cash equivalents;

•

Notes receivable;

•

Leasehold improvements located at 353 Main Avenue, Norwalk, Connecticut, 06851;

•

License agreements, including (without limitation) the Disney, Sesame Workshop, African Wildlife Foundation, Smithsonian, American Veterinary Medical Association, PEEP and the Big Wide World, a WGBH Property, and Mother Goose licenses;

•

Intangible assets, including (without limitation) goodwill; trade names, trademarks; trade secrets; patents, and patents pending; telephone, fax and similar communication numbers, or identifications; rights to all customer lists, financial and billing records; and all other intangible and intellectual property of the Company, including (without limitation) the marks “Trudy”, “Trudy Corporation”, “Soundprints”, “Little Soundprints”, “Fetching Books”, “Musical Kidz.Com”, “Music for Little People.Com”, and “Studio Mouse”;

•

Transferable regulatory licenses necessary for the conduct of the business of the Company; and

•

All proceeds from the sell of the Company’s “public shell corporation” to a third party corporation once the PCS Stock has been distributed to the Company’s shareholders of record, provided that prior to the sale the Company’s Board of Directors shall remain in control of the public shell.  The Board of Directors shall take all steps necessary to (i) prepare the public shell for sale (including, without limitation, all necessary shareholder transactions) and (ii) sell the public shell within six to twelve months post-Closing.  Solely for the twelve month period following Closing, PCS shall maintain the SEC filings of the public shell and pay the direct maintenance and transactions costs attributable to the sale of the shell.  PCS and the Board of Directors of the Company will work together regarding the sale of the public shell.

3.

Liabilities to be Assumed by PCS

.  PCS will assume only the following liabilities of the Company:

•

All accounts payable incurred prior to Closing;

•

Leib Ostrow’s Employment Agreement and annual incentive agreement, expiring March 7, 2011 and March 31, 2011, respectively;

•

The Burnham Debt; and

•

Contractual obligations under the Company’s licenses once transferred.

February 2, 2009

4.

Liabilities not Assumed by PCS

  Except for the liabilities specifically set forth in Paragraph F.3, PCS will not assume any liabilities of the Company, including (without limitation):

•

Any employee or employment obligations, including employee benefit plans, profit sharing plans, or 401(k) plans;

•

Any employee or employment obligations, including accrued salaries and wages, bonuses, employee accrued vacation, or other compensation;

•

Any capital lease obligations;

•

Any known or unknown product liability or warranty obligations;

•

Any accrued and unpaid dividends or distributions;

•

Any accrued expenses, except trade payables;

•

Any tax liabilities, including (without limitation) accrued income tax, single business tax, sales tax, use taxes, personal property or real estate taxes, or payroll taxes. (The Company shall be responsible for a pro-rated portion of fiscal year 2009 income taxes, real property taxes, and applicable leases);

•

Any rent or lease payables incurred prior to Closing;

•

Any claims for errors or omission; or

•

Existing claims, causes of action or similar rights.

G.

Company Debt

.  The current indebtedness of the Company is approximately $2,786,000 (the “Trudy Debt”), primarily held by two lenders as follows:  (i)  Loans by Burnham (which consist of a personal loan to Burnham by Peoples United Bank, the proceeds of which Burnham subsequently loaned to the Company) in the principal amount of approximately $1,700,000 (the “Burnham Debt”) and (ii) loans by Westport National Bank in the aggregate principal amount of $1,086,000, which consist of a combination of an asset-based working capital line of credit with a maximum lending capacity of $850,000 and a term loan in the principal amount of approximately $236,000 as of the date hereof.  At Closing, PCS will refinance the working capital credit line with Westport National Bank (the “Westport Credit Line”) and will pay off in full at Closing the principal and interest then owing.  The term loan of $236,000 (the “Remaining Westport Term Loan”) will be assumed by Burnham and shall become a part of the Burnham Debt, totaling $1,936,000.

1.

Payment of Trudy Debt

.  PCS shall assume the Burnham Debt, pursuant to the terms and conditions of the loan documents between the Company and Burnham and shall service the Principal and Interest payments of the Burnham Debt, as set forth therein.  In the first year post-Closing, the Principal and Interest payments shall be as set forth in Paragraph G.3.

2.

Personal Guarantee of Trudy Debt

February 2, 2009

.  Burnham has personally guaranteed the Trudy Debt.  Upon Closing of the Transaction, Burnham shall remain as a personal guarantor of the Trudy Debt (not including the Westport Credit Line) until the aggregate amount of the Trudy Debt (not including the Westport Credit Line)  is reduced from its current level of $1,936,000 to $0.00.

3.

Current Debt Payment

.  Currently, the Burnham Debt monthly payments (“Burnham Monthly Payments”) are as follows:

(i)

Burnham Debt (Peoples Loan):

Principal: $8,333.34;

Interest:  $765.00 plus 1.25% over LIBOR, and

(ii)

Burnham Debt

(Remaining Westport Term Loan):

Principal: $1,314;

Interest:  $1,399.18.

Effective as of the thirteenth month after Closing, PCS will accelerate the principal and interest payments due on the Burnham Debt, subject to the terms and conditions of the applicable loan documents, such that the Burnham Debt will be fully paid off by 24 months after Closing.

4.

Escrow of PCS Stock

(i)

PCS shall seek to service the Burnham Debt through escrowing registered shares of PCS Stock into an escrow account, to be held by an independent escrow agent, in an amount up to 150% of the aggregate principal amount of the Burnham Debt and one year’s estimated interest payable on the Burnham Debt.  On a monthly basis, Burnham shall convert a portion of the Burnham Debt to PCS Stock in an amount not to exceed the Burnham Monthly Payments, including the aforementioned interest; absent Burnham’s conversion as set forth above, PCS shall have a “right to call” for the conversion of Burnham Debt in an amount not to exceed the Burnham Monthly Payments.  Upon mutual agreement by PCS and Burnham, Burnham may convert, or PCS may call an amount of the Burnham Debt to PCS Stock in excess of the Burnham Monthly Payments, including the aforementioned interest.  The parties intend to structure the escrowing of the PCS Stock to allow Burnham the flexibility to sell or otherwise transfer the PCS Stock to a third party.

(ii)

The value of the escrowed PCS Stock and conversion rate of the PCS Stock shall equal the greater of $0.90 or the then current market price of the PCS Stock.  In the event the market price of the PCS Stock is less then $0.90, at the time of conversion, the conditions under which PCS shall have the right to call for the conversion of the Burnham Debt shall be mutually agreed upon by the parties, in accordance with all applicable federal securities laws, and set forth in the Definitive Agreement.  (For example, in the event the

February 2, 2009

PCS Stock is less then $0.90, a combination of cash and PCS Stock may be used by PCS to service the Burnham Debt.)

(iii)

PCS’s requirement to escrow any PCS Stock shall be subject to (i) PCS’s compliance with all applicable federal and state securities laws, (ii) PCS’s ability to register such PCS Stock pursuant to a Form S-4, (iii) the entering of a “Lock-up/Leak-out Agreement”, as mutually agreed upon by PCS and Burnham, concerning minimum volume resale limitations, and (iv) PCS’s ability to register the escrowed shares for reasonable fees and expenses, which fees and expenses are, in the opinion of the parties, not overly excessive as related to the overall Transaction.

(iv)

PCS and its legal counsel are continuing to explore the feasibility of escrowing shares.  In the event PCS determines not to escrow the PCS Stock, the parties shall seek to negotiate a mutually agreeable alternative.

H.

Holdback

.  PCS shall “hold back” from the Purchase Price payable at Closing and shall deposit in an escrow account with an independent financial institution (the “Holdback Account”) that number of shares of PCS Stock (valued as provided in Paragraph F.1(iii)) equal to $200,000, the maximum number of shares of PCS Stock to be held in escrow would equal 222,222.  PCS shall be entitled, at its discretion, to offset the amount of losses suffered by the PCS during the period of one year post-Closing (the “Holdback Period”) which result from breach of the representations, warranties or covenants by the Company in the Definitive Agreement.  This offset right may be exercised within one year following the end of the Holdback Period as to any losses incurred by PCS during the Holdback Period.  For offset purposes, the PCS Stock shall be valued at the then current market value of the PCS Stock, at the time the offset right is exercised.  Any shares of PCS Stock remaining in the Holdback Account after exercise of its offset right by PCS shall be distributed to the Company.  The Holdback Account shall constitute the sole source of funds to compensate PCS for any such losses suffered by PCS.  Except with respect to certain noncompetition and nonsolicitation covenants, in no event shall the Shareholders be liable to PCS for any such losses whatsoever suffered by PCS, whether under this Agreement, the Definitive Agreement, or otherwise.

I.

Working Capital Adjustment

.  At Closing, the Working Capital shall equal a 1.5:1.0 working capital ratio, whereby the ratio of current assets to current liabilities shall equal 1.5:1.0 (“Working Capital Ratio”).   The Working Capital level will be normalized, (i.e., no acceleration of receivables).  In the event the Working Capital Ratio as of Closing is less than the 1.5:1.0 Working Capital Ratio as established by the Company and PCS herein, such shortfall shall reduce the Purchase Price and be deducted from the shares of PCS Stock delivered to the Company at Closing.  “Working Capital” means current assets minus current liabilities. Current assets shall be defined pursuant to GAAP consistently applied to the Company’s financial statements.  Current assets shall not include deferred tax or other deferred liabilities.  Current liabilities shall be defined pursuant to GAAP, consistently applied to the Company’s financial statements; however, current liabilities shall not include the current portion of Company’s Trudy Debt (including the refinanced

February 2, 2009

Westport Credit Line), long term debt, severance and retention payments, or tax liabilities. Notwithstanding the forgoing, PCS anticipates being required to use its own cash to augment any and all operational cash deficiencies as they occur at the Company and is prepared to augment as much as much as $750,000.

Any adjustments necessary to rectify any shortfalls in the Working Capital Ratio shall directly affect the Purchase Price paid by PCS to the Company.  In no event shall any Shareholder be required to provide funds to bring the Working Capital Ratio of the Company to any specified level.

J.

Employees

.  Subject to Ms. Andersen Zantop's input and determination, upon consummation of the Transaction, PCS or Transaction Sub shall offer to employ current employees of the Company as “at-will” employees of PCS or Transaction Sub, in their current capacities, and at their current pay, including participation in the PCS benefit package (generally available to the employees of PCS) for the twelve (12) months following Closing.

K.

Ms. Andersen Zantop Employment Agreement

.  Upon Closing, Ms. Andersen Zantop shall be offered “at-will” employment by PCS or Transaction Sub and shall assume all operational responsibilities of Transaction Sub or the Trudy Division of PCS.  At Closing, Ms. Andersen Zantop shall execute a non-compete, non-solicitation, non-hire and non-disparagement agreement, in substantially the form as previously negotiated and agreed upon by the parties.  Ms. Andersen Zantop shall be the President and Chief Operating Officer of Transaction Sub or the Trudy Division of PCS, and shall report directly to Tony Maher, the Chairman and CEO of PCS.  Additionally, Ms. Andersen Zantop will be granted observer rights at all non-executive meetings of the PCS Board of Directors.

L.

Mr. William Hermes and Ms. Anne Clampet

.  Upon Closing, Mr. Hermes and Ms. Clampet shall be offered “at-will” employment by PCS or Transaction Sub.  At Closing, Mr. Hermes and Ms. Clampet shall each execute a non-compete, non-solicitation, non-hire and non-disparagement agreement, which shall be in force for the duration of their employment and for two years after separation of employment from PCS or Transaction Sub for any reason.

M.

PCS Board of Directors

.  Upon Closing and subject to PCS’s compliance with the Idaho Business Corporation Act and PCS’s organic documents, PCS shall seek to promptly appoint Bill Burnham as a member of the PCS Board of Directors. At Closing, Mr. Burnham shall execute a non-compete, non-solicitation, non-hire and non-disparagement agreement, in substantially the form as previously negotiated and agreed upon by the parties.

February 2, 2009

                                 N.    Option Agreements

.  Effective upon Closing, PCS shall grant Mr. Burnham, Ms. Andersen Zantop, Mr. Hermes, and Ms. Clampet certain stock options, pursuant to PCS’s current stock option plan, to purchase PCS common stock, in an amount to be determined during the due diligence period.  The strike price of any such options shall be equal to the closing price of PCS Stock at close of the market the day the stock options are granted.  In the case of Ms. Andersen Zantop, Mr. Hermes, and Ms. Clampet, the stock options would terminate and expire 90 days after termination of their employment by PCS or Transaction Sub for any reason.  In the case of Mr. Burnham, the options would terminate and expire 90 days after he purchases, becomes employed, becomes a shareholder or owner, or becomes an agent of any other person that PCS reasonably determines to be competitive with PCS or any of its products.

O.

Use of Facility

.  At Closing, the Company shall enter a two-year lease agreement with Noreast Management, LLC, an affiliate of William Burnham (“Lease Agreement”) to lease the real property located at 353 Main Avenue, Norwalk Connecticut (the “Norwalk Property”).  The Lease Agreement shall provide (i) that the initial rental rate for the Norwalk Property shall be equal to the current rental rate paid by the Company to Noreast Management, LLC, (ii) an increase of 5% of the rental rate, effective as of the second year of the Lease Agreement, and (iii) an option to renew the Lease Agreement for one additional two year term (“Renewal Term”), whereby, the rental rate during the Renewal Term shall equal the rental rate immediately prior to the Renewal Term, plus five percent (5%).  Either party may terminate the lease, or any portion of the lease relating to the warehouse space at the Norwalk Property, prior to the end of the current term upon nine (9) months prior written notice.

P.

Company’s Pre-Closing Covenants

.  Company covenants that, prior to Closing:

1.

Company will operate in the ordinary course of business and consistent with past practice, and will use commercially reasonable efforts to preserve intact all of Company’s business and customer relationships.  Except with PCS's written consent, Company will not incur any new or additional long-term or short-term indebtedness except trade debt incurred in the ordinary course of business and will not make any capital expenditure in excess of $10,000, without expressed authorization from PCS.

2.

Company will not declare or pay any dividend or other distribution to holders of Company Stock.

3.

Company will not sell, lease or convey any interest in any of its assets except for wholesale or retail sales of inventory in the ordinary course of business.

4.

Company will negotiate exclusively with PCS, and will not discuss the sale of the Company Stock or shop the Company, Company’s Stock or assets, or the terms of this letter to any other potential acquirer of the Company at any time prior to July 1, 2009; provided, however, that this covenant shall not be breached if another person approaches the Company with an offer to purchase the Company.  The Company, its board of directors and

February 2, 2009

management shall be entitled to negotiate with such other person and reach binding written agreement therewith in accordance with its fiduciary obligations under Delaware corporation law.  In the event the Company enters an agreement to sale the Company with a third party, prior to the consummation of such sale, Bill and Alice Burnham shall sell their capital stock of the Company to PCS at the pro-rata market valuation as set forth herein plus 50% of the difference between the valuation set forth herein and the higher valuation provide by such third party.  Acknowledging the foregoing proviso, if this covenant is breached, then PCS shall have the right to declare this letter null and void and to obtain reimbursement by Company of  all transaction expenses incurred by PCS, including (without limitation) legal and accounting fees.

5.

The Company shall afford PCS and PCS's Representatives (as defined below) all reasonable opportunity and access during normal business hours to inspect, investigate and audit the assets, liabilities, contracts and operations of Company and Company’s business.  For purposes of this LOI, “Representatives” shall mean a party’s directors, officers, employees, agents, advisors, consultants, attorneys, financing sources, accountants, auditors and affiliates.  Shareholders, Company and their Representatives shall cooperate with PCS and Representatives in their conduct of a due diligence investigation of the business, assets, liabilities and financial condition of the Company.

6.

Company will provide PCS’s accountants access during normal business hours to the Company’s accountants and auditors, and their work papers, regarding their respective fiscal year 2006 and 2007 financial statements;

7.

The Company will provide PCS access during normal business hours to all business and corporate records of the Company, including (without limitation) all tax filings and information relating to  all income, business, sales, use, property, real estate, or payroll taxes, employment and payroll records, license and permit records, and records regarding compliance with all federal, state, and local laws, rules and regulations.

Q.

Closing Conditions

.  PCS’S obligation to complete the Transaction is contingent on satisfaction of the following conditions as of the Closing date:

1.

PCS shall have completed its business, financial, legal, regulatory and accounting due diligence investigation of the Company to PCS’s absolute satisfaction in its sole discretion.

2.

PCS shall be satisfied, in its sole discretion, with the Company’s financial condition at Closing, including (without limitation) PCS and its auditors’ review of and absolute satisfaction with the Company’s (i) FYE 2004, 2005, 2006, 2007 and 2008 federal and state income tax returns and (ii) FYE 2005, 2006, 2007 and 2008 sales and use taxes.

3.

PCS shall be satisfied, in its sole discretion, with the Company’s audited financial statements, including (without limitation) the FYE 2006, 2007, and 2008 audited financial statements, and that the unaudited financial statements of the Company, regarding such quarters ending prior to the Closing, are in a condition to be audited and can be

February 2, 2009

audited within 75 days of Closing.  Furthermore, the Company shall be responsible for all fees and expenses associated with providing PCS with all applicable audited financial statements.

4.

PCS shall be satisfied, in its sole discretion, that PCS shall be able to register the “escrowed shares”, to be issued for payment of the Trudy Debt pursuant to Paragraph G.1 and G.4, and the total costs incurred by PCS to register such PCS Stock shall  not be unreasonable as related to the Transaction.

5.

The Company shall have no liabilities other than those liabilities reflected in the most recent Financial Statements and reasonable trade debt incurred in the ordinary course of business after the date of the most recent Financial Statements.

6.

No material adverse change (as determined by PCS in its reasonable discretion) shall have occurred in the business, assets, liabilities, properties, condition (financial or otherwise) or prospects of Company or its business since the date of Company’s most recent Financial Statements.  No material adverse change shall have occurred in any laws, regulations, permits, licenses or other governmental or regulatory requirements affecting Company or Company’s business operations generally.

7.

The Company shall have clear title or other rights to all of its material intellectual property assets including (without limitation) patents, patent applications, licenses (including without limitation, Disney, Sesame Workshop, Smithsonian, American Veterinary Medical Association, PEEP and the  Big Wide World, a WGBH Propert, and Mother Goose), the tradenames “Little Soundprints”, “Fetching Books”, “Soundprints”, “Music for Little People.Com”, “Musical Kidz.Com”, and “Studio Mouse”, and copyrighted materials.  In the event that any patent application, patent, license, tradename or any applicable copyright used in Company's business is owned by and/or registered in the name of any person other than Company, all right, title and interest in such patent, patent application, tradename or copyright shall be transferred to PCS at Closing.

8.

PCS and the Company shall have received all necessary and unconditional consents and approvals of third parties, including (without limitation) Burnham, Westport Bank and the licensors of all intellectual property used in Company’s business.

9.

PCS shall be in a position to close the refinancing of the Westport Credit Line on terms and conditions satisfactory to PCS in its sole discretion.

10.

PCS shall be in a position to obtain a Letter of Credit to secure the royalty guarantee for the renewal of the Disney Publishing Worldwide license.

11.

PCS and certain Shareholders shall have entered into a mutually agreeable “Lock-up/Leak-out Agreement” with respect to the transfer and sale of PCS Stock post-Closing.

12.

The Company’s shareholders shall have approved the Transaction at a duly noticed and conducted shareholder meeting or a written consent of

February 2, 2009

shareholders.  The Company’s board of directors and Independent Committee shall have approved the Transaction.

13.

All options, warrants, rights, convertible debentures and other convertible securities issued by Company shall have been converted to common stock of Company.

14.

PCS's Board of Directors shall have determined in good faith, after consulting with outside legal counsel, that consummation of the Transaction would not be inconsistent with the directors’ exercise of their fiduciary duties to PCS's stockholders under applicable law.

15.

PCS and the Company shall have complied with all requirements under the 1933 Act and all other applicable federal and state securities laws.

R.

Costs

.  Except as otherwise set forth in Paragraph R.4, PCS, Company and Shareholders shall each be solely responsible for and bear all of their own respective expenses including (without limitation) expenses of legal counsel, accountants, brokers, and other advisors incurred at any time in connection with pursuing, negotiating or consummating the Transaction or the transactions contemplated thereby.

S.

Public Disclosure

.  PCS and the Company shall immediately announce to the public the execution and delivery of this Agreement, the material terms of the Transaction and such other material facts as required under applicable federal and state security laws, and file such reports as required thereunder, including, without limitation, a Report of Form 8-K. The parties shall agree as to the disclosures which must be made and discussions which must be conducted with customers, vendors and employees of the Company, and to any other person or entity.

T.

Confidentiality

.  The parties agree that (except as may be required by law or provided herein) they (i) will not disclose or use and will cause their Representatives not to disclose or use, any Confidential Information (as defined below) of the other party, in connection with the transaction contemplated by this LOI at any time or in any manner, and (ii) will not use such information other than in connection with their evaluation of the Transaction and the transaction contemplated by this LOI.  For purposes of this paragraph, “Confidential Information” means any information identified as such in writing from one party to the other.  If the Transaction is not consummated, each party will promptly return all documents, contracts, records or properties to the other respective parties.  The provisions of this paragraph shall survive the termination of this LOI.  Notwithstanding the provisions of this Paragraph T, the parties are further entitled to rely upon any and all other Confidentiality and/or Non-Disclosure Agreements which may have been executed prior hereto by the parties, or any of them; and the terms and conditions of such agreements, including the term of any non-disclosure requirements found therein, shall also

February 2, 2009

survive the termination of this LOI and/or the Definitive Agreement, and shall remain in full and effect should the terms of such previously executed agreements, or the content thereof, not specifically conflict with the terms of this Paragraph T for a period of two (2) years from the Closing.  Notwithstanding the forgoing, upon mutual agreement of the parties, certain Confidential Information (specifically with respect to certain terms and conditions of this Letter of Intent) may be disclosed to permit the parties to negotiate, renew, or transfer certain license agreements.

U.

Indemnification

.  After PCS has completed its due diligence, the indemnities and applicable survival periods for the Company and PCS’s respective  representations, warranties and covenants shall be negotiated by the parties and set forth in the Definitive Agreement.

V.

General Provisions

           1.         This LOI shall inure to the benefit of and be binding upon the parties’ and their heirs, executors, administrators, successors and permitted assigns.  There exist no other intended beneficiaries of this LOI.  No party may assign its rights or obligations under this LOI without the prior written consent of the other parties.

2.

This LOI constitutes the entire agreement among PCS, Company the Shareholders and Burnham and supersedes all prior communications, agreements and understandings, written or oral, with respect to the Transaction (including, without limitation, that certain Memorandum of Understanding dated October 7, 2008).

3.

If any provision of this LOI is found to be unenforceable or invalid, then it shall be reformed to best effectuate the intention of the parties.  If such provision is not capable of reformation, such provision shall be severed from this LOI and shall not affect the enforceability or validity of any other provision hereof.

4.

This LOI shall be governed by the substantive laws of the State of Idaho, without giving effect to principles of conflicts of laws.

5.

This LOI may be signed in counterparts, all of which shall constitute the same agreement.

6.

The primary contact persons for the parties are set forth below:

February 2, 2009

PCS:

PCS Edventures!.com, Inc.
Anthony Maher, President

345 Bobwhite Court, Suite 200

Boise, Idaho  83706

Telephone

Fax:  (208) 343-1321

Email:  tmaher@pcsedu.com

Legal Counsel to

PCS:

Hawley Troxell Ennis & Hawley LLP

Attn:  Brian Larsen

877 Main Street, Suite 1000

Boise, ID  83702

Telephone: (208) 344-6000

Fax: (208) 342-3829

Email: blarsen@hawleytroxell.com

Company:

Trudy Corporation
Attn:  William Burnham, Chairman of the Board

353 Main Avenue

Norwalk, Connecticut  06851

Telephone: (203) 846-2274 ext. 102

Fax: (203) 846-1776

bill.burnham@soundprints.com

Legal Counsel to
Company:

Barnett & Associates

Attn:  Charles E. Barnett

4 Lighthouse Way

Darien, Connecticut 06820

Telephone (203) 273-0278

Fax:  (203) 655-9698

cblegal@aol.com

February 2, 2009

Please sign and date this LOI in the space indicated below and return a copy to PCS to confirm our mutual understandings and binding agreements.  This LOI will expire unless the signed LOI is delivered to PCS on or before February 6, 2009.

Sincerely,

PCS Edventures!.com, Inc.

/s/Anthony A. Maher

Anthony A. Maher

President

The terms and conditions of the foregoing LOI are hereby agreed and accepted:

TRUDY CORPORATION

By: /s/Ashley Andersen Zantop

     Ashley Andersen Zantop, President and CEO                                           Date: 2/2/09

By: /s/William W. Burnham

Date: 2/2/09

     William W. Burnham, Chairman

SHAREHOLDERS

/s/ William W. Burnham

Date: 2/2/09

William W. Burnham

/s/ Alice B. Burnham

Date: 2/2/09

Alice B. Burnham

/s/ Peter B. Burnham

Date: 2/2/09

Peter Burnham

February 2, 2009

/s/Fell Herdeg

Date: 2/2/09

Fell Herdeg

/s/Ashley Andersen Zantop

Date: 2/2/09

Ashley C. Andersen Zantop

/w/Bill Hermes

Date:2/2/09

William Hermes

/s/Lisa Sanders

            Date: 2/1/09

Lisa Sanders

Musical Kidz, LLC

/s/Lelb Ostrow

Date: 1/27/09

Leib Ostrow
Its:  President